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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-85258 of Alliance Resource Partners, L.P. on Form S-8 of our report dated January 28, 2002, except for Note 15 as to which the date is March 14, 2002, appearing in the Annual Report on Form 10-K of Alliance Resource Partners, L.P. for the year ended December 31, 2001.



/s/ Deloitte & Touche LLP

April 1, 2002
Tulsa, Oklahoma